Exhibit 23(iii)

[RYDER SCOTT COMPANY LETTERHEAD]	FAX (303) 623-4258

621 SEVENTEENTH STREET	SUITE 1550	DENVER, COLORADO 80293	TELEPHONE (303) 623-9147
CONSENT OF INDEPENDENT PETROLEUM
ENGINEERS AND GEOLOGISTS
     We also hereby consent to the incorporation by reference of the references to our firm, in the context in which they appear, to our reserve estimates as of December 31, 2006, December 31, 2005 and December 31, 2004, into American Oil & Gas Inc.’s Amendment No. 1 to Registration Statement on Form S-3 (No. 333-139648).
/s/ Ryder Scott Company L.P.
Ryder Scott Company L.P.
Denver, Colorado
April 24, 2007

1100 LOUISIANA, SUITE 3800 1100, 530-8TH STREET, S.W.	HOUSTON, TEXAS 77002-5218 CALGARY, ALBERTA T2P 2W2	TEL (713) 651-9191 TEL (403) 262-2799	FAX (713) 651-0849 FAX (403) 262-2790